UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2005, Galaxy Energy Corporation (“Galaxy”) and the holders of the senior secured convertible notes issued by Galaxy on August 19, 2004 and October 27, 2004 (the “2004 Notes”) and holders of senior secured convertible notes issued by Galaxy on May 31, 2005 (the “2005 Notes”) entered into a Waiver and Amendment. Galaxy and the holders waived any claim that any of them might have arising from Dolphin Energy Corporation (Galaxy’s wholly-owned subsidiary) having entered into a Third Amendment to Participation Agreement with Exxel Energy Corporation as of October 4, 2005. In addition, the Waiver and Amendment effected amendments of the 2004 Notes, the 2005 Notes, warrants issued to the holders of the 2004 Notes (the “2004 Warrants”) and the Repurchase Warrants issuable under the 2005 Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Waiver and Amendment dated December 1, 2005, among other things, lowered the conversion price of the 2005 Notes to $1.25 for conversions by the holders.

The Waiver and Amendment dated December 1, 2005, among other things, effected the following changes to the 2004 Notes:

•	Lowered the conversion price to $1.25 for conversions by the holders of the Notes;
•	Deferred monthly installment payments until April 1, 2006;
•	Extended the maturity date to July 1, 2007; and
•	Extended any redemption or conversion of the Notes by Galaxy until the later of April 1, 2006 or the date that is four months after the date on which shareholder approval is obtained.

Galaxy agreed to secure the listing of all the shares issuable upon conversion of the 2004 Notes and 2005 Notes and upon exercise of the 2004 Warrants and warrants issuable under the 2005 Notes (the “2005 Warrants”). Due to the lowering of the conversion price of the 2004 Notes and 2005 Notes and exercise price of the 2004 Warrants and 2005 Warrants (discussed below), Galaxy may be required to obtain shareholder approval in order to list the additional shares with the American Stock Exchange. Galaxy agreed to a shareholders’ meeting deadline of March 1, 2006. If shareholder approval is required, shareholders should read the proxy statement when it becomes available because it will contain important information. Investors can get the proxy statement and any other relevant documents free of charge at the web site of the Securities and Exchange Commission (www.sec.gov).

The lowering of the conversion price in the 2004 Notes and 2005 Notes will result in an adjustment of the fixed conversion price in the convertible notes issued in March 2005.

Item 3.03	Material Modification to Rights of Security Holders

The Waiver and Amendment dated December 1, 2005, among other things, effected the following changes to the 2004 Warrants:

•	Lowered the exercise price to $1.25 per share; and
•	Increased the aggregate number of shares purchasable under the warrants from 5,194,806 to 6,400,002.

The lowering of the conversion price in the 2004 Notes and 2005 Notes and exercise price in the 2004 Warrants will result in the exercise price of warrants issued in December 2003 and January 2004 being lowered to $1.25.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Waiver and Amendment dated December 1, 2005 between Galaxy Energy Corporation and the investors named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION

December 2, 2005	By: /s/ Marc E. Bruner
Marc E. Bruner, President

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